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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


            Date of Report (Date of earliest reported): July 23, 2003



                              I-INCUBATOR.COM, INC.
               (Exact name of registrant as specified in charter)



            Florida                     000-26951              59-3442557
            -------                     ---------              ----------
 (State or other jurisdiction          (Commission           (IRS Employer
       of incorporation)               File Number)         Identification No.)



   7700 Irvine Center Drive, Suite 800, Irvine, California      92618
           (Address of principal executive offices)          (Zip Code)



       Registrant's telephone number, including area code: (949) 753-2828



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Item 1.  Change of Control of Registrant

The Acquisition

         On July 23, 2003, I-Incubator.com, Inc. (the "Company") entered into an Agreement and Plan of Merger with American Automotive Group Acquisition Corp., a California corporation wholly-owned by the Company ("Subsidiary"), American Automotive Group, Inc., a California corporation, Charles W. Bennington, Charles
M. Davis, Steve L. Sanders and Forward Area, Inc. Under the terms of the agreement, I-Incubator.com acquired 100 percent of American Automotive Group's stock in exchange for the issuance by I-Incubator.com of approximately 68 million shares of its common stock to the holders of American Automotive Group. The new shares constitute approximately 68 percent of the outstanding shares of I-Incubator.com, which intends to change its name to American Automotive Group, Inc. American Automotive Group's co-founder, Mr. Charles M. Davis has been appointed the Company's President and Secretary and co-founder Charles W. Bennington has been appointed Chief Operating Officer. Messrs. Charles M. Davis, Charles W. Bennington, John D. Rock, Robert Laube, Daryl L. Travis, and Steve L. Sanders have been appointed directors. Mr. Martin Nielson will continue to serve as the Company's Chief Executive Officer and Chief Financial Officer under a six-month employment agreement. Recent Financing

         On July 24, 2003, we entered into a Securities Purchase Agreement for the sale of an aggregate of $650,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 12% interest, one year from the date of issuance, unless sooner converted into shares of our common stock. On July 24, 2003, we sold $350,000 of the $650,000 in convertible debentures. The Agreement allows us to sell $150,000 of convertible debentures upon our successful filing of all outstanding 1934 Securities Act filings, and another $150,000 upon our successful re-listing of our common stock on the Over-The-Counter Bulletin Board. Therefore, $350,000 of the convertible debentures are currently outstanding, with the investor obligated to purchase additional convertible debentures in the aggregate of $300,000. Any event of default as described in the convertible debentures could require the early repayment of the convertible debentures, including a default payment of 130% on the outstanding principal balance of the debentures, including interest at a default rate of 15%, if the default is not cured within the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures.

About American Automotive Group, Inc.

         American Automotive Group is a corporation incorporated under the laws of the state of California in October 2001 and is headquartered in Irvine, California. American Automotive is a specialty retailer of used cars, sport utility vehicles (SUVs) and light trucks. American Automotive purchases, reconditions and sells used vehicles. In addition, American Automotive intends to sell new vehicles under franchise agreements with one or more major automobile manufacturers, although no such agreements exist as of the date hereof. Instead of operating the car dealership from a fixed location and incurring large monthly overhead costs, American Automotive operates "tent sales" or "parking lot sales" whereby it operates from various temporary locations for limited periods of time, anywhere from three to ten days. These temporary locations are high-traffic, high-visibility areas such as sports arenas, major shopping malls, and major retailers.




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Retail Used Automobile Industry

         The used and new car retail business is highly competitive. Consumers typically have many choices when deciding where to purchase a used or new vehicle. American Automotive seeks to distinguish itself from traditional dealerships through its consumer-centered sales approach and other innovative operating strategies. Our largest competition is franchised new dealerships, which sell the majority of late model used vehicles. American Automotive also competes with independent dealers, rental companies and private parties.

         American Automotive believes that the principal competitive factors in used vehicle sales are price; ability to offer a wide selection of vehicles, including the more popular makes and models; quality of the vehicles; location of retail sites; and degree of customer satisfaction with the car-buying experience. Other competitive factors include the ability to offer or arrange customer financing on competitive terms and the quality and cost of primary and extended warranties.

Operations

         Unlike a traditional new or used car dealership, the American Automotive Group strategy is to establish one warehouse location in each major market. These locations will act like a nucleus for temporary location operations covering a radius of 75 to 100 miles. This location will be used as a marshalling yard for vehicles, offer continuing sales and finance, facilitate minor service issues and handle smog and safety requirements. A typical warehouse location will offer minimal retail space, a large parking area and a small service center to perform smog and safety evaluations. Using this warehouse as the center of the marketing area, management will attempt to schedule at least four sales per month in the circumference of a 75 to 100 mile radius from the warehouse. Currently, we are using Seaside Motor, Inc., based in Huntington, California, which is owned by Steve L. Sanders, one of our directors, as our warehouse location. Any additional warehouse locations that we establish will be contingent upon our net revenues from current sales and our securing additional financing. We do not currently have the revenues nor any agreements to secure additional funding to establish additional warehouse locations, nor can we guarantee that we will be able to in the future.

         American Automotive Group intends to establish temporary sales locations throughout Southern California using sports stadiums, major shopping malls, major retailers and many other highly visible locations. Many car-buying consumers are attracted to these highly-visible weekend sale events. These walk-by and drive-by consumers are able to stop immediately and act on their need to buy a used car. Consumers view these "tents sale events" as a great time to buy because of the carnival-like atmosphere. Normally positioned in financially-distressed areas; the tent promotion works with all demographic groups except for the extremely high-end customer. American Automotive Group temporary locations attract a majority of customers with credit problems. Many of theses customers have credit ratings in the C or D categories. Because of the concerns of these credit-challenged consumers, they are generally less discriminating concerning price and interest rates, and more likely to make immediate purchases.

Suppliers

         American Automotive acquires its used vehicle inventory directly from customers through its trade-in process and through other sources, including local and regional auctions, wholesalers, franchised and independent dealers, and fleet owners, such as leasing companies and rental companies. This buying strategy provides an inventory of makes and models that reflects the tastes of the market.

         American Automotive accepts a trade-in from any customer that purchases a used vehicle, and credits the trade-in towards the final vehicle purchase price. Trained specialists are on hand at each event to



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provide a quick and thorough  appraisal for customers  wanting to trade-in their vehicle. Because American Automotive's operating strategy is to build customer confidence and satisfaction by offering only high quality vehicles, fewer than half of the vehicles acquired through the appraisal process meet the American Automotive retail standard. Those vehicles that do not meet the standards are sold to various parties, including junk yards, auction houses, and other used-car dealers.

         All used vehicles are evaluated on the basis of their wholesale and reconditioning costs, and, for off-site purchases, cost of delivery to the warehouse where they will be reconditioned. American Automotive's buyers, in collaboration with its headquarters staff, rely on the extensive inventory and sales trend data available through the American Automotive information system to purchase inventory.

         Based on consumer acceptance of the appraisal process at existing American Automotive stores and American Automotive's experience and success to date in acquiring vehicles from auctions and other sources, American Automotive believes that its sources of used vehicles will continue to be sufficient to meet current needs and to support planned expansion.

Seasonality

         The used vehicle business is seasonal, with more net sales during the spring, summer, and early fall months of the fiscal year. During the fall quarter, new-model-year introductions and discounting on closeout vehicles can cause rapid depreciation of used car prices, especially on late-model vehicles. American Automotive anticipates that the seasonality of the business may vary from region to region as its operations expand geographically.

Reconditioning

         An integral part of American Automotive's used cars offered to consumers is the reconditioning process. This process includes a comprehensive, quality inspection of the engine, emissions, cooling and fuel systems, drive axle, transmission, electronic systems, suspension, brake system, steering, air conditioning, interior and optional equipment. Based on this quality inspection, American Automotive determines the reconditioning necessary to bring the vehicle up to American Automotive's high quality standards. All vehicles sold in the state of California are smog tested by mechanics certified by the State, and must meet smog guidelines before they can be sold. American Automotive contracts with outside mechanics to perform vehicle inspections and smog certifications.

Expansion

         American Automotive is considering opening operations in Northern California, Arizona, and Florida. Any expansion would follow the current format of a large warehouse centrally located, with temporary tent sales and parking lots sales taking place within 75 to 100 miles from the warehouse. American Automotive will seek to acquire or establish a new car dealership in the near future. A new car dealership will allow us to establish credibility with governmental agencies, manufacturers, and consumers. At the current time, we have no plans, arrangements or agreements to open additional sites.

Transaction Financing

         We currently contract with Global Guard Mutual Benefits Company of Irvine, a third party vendor, to provide transaction financing to our customers. Global Guard is fully-licensed for all insurance products in all 50 states. We currently rely on the credit, health, property and casualty licenses that are currently in-place with Global Guard Mutual Benefits Company.



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         In the  future,  American  Automotive  Group may  contract  with  other fully-licensed financial services companies. The third-party financing companies we look to contract with will offer all related insurance products, all grades of financing, leasing and any other related financial services products and services needed for the used car purchase transaction. The main focus of our contracting with a financing company will be to facilitate used vehicle sales at the temporary sales sites and the warehouse locations. Based on historical experience, temporary sale locations traditionally attract credit customers that accept a much higher interest rate than conventional dealerships.

         By contracting with a financing company, it will allow us to increase the number of vehicles sold through the temporary sales by allowing us to extend credit to consumers unable to secure financing through traditional outlets. Potential losses incurred from vehicle liquidation for financing and leasing will be minimized by the ability to retail the vehicles to the public.

         The other key component in contracting with a financial services company is the ability to offer all types of insurance products. Each state's Department of Insurance highly regulates the sale and issuance of any insurance product. We require that any financing company that we contract with to be licensed to sell all insurance products. We currently contract with Global Guard, which is fully-licensed for all insurance products in all 50 states.

Additional Services Offered

         American Automotive also offers various services and insurance options to consumers who purchase used vehicles. These services and insurance options are currently underwritten and guaranteed by outside vendors.

Warranty (Extended Service Contracts)

         These service programs offer consumers an inexpensive way of protecting against expensive repair costs. American Automotive Group service contracts are backed and administrated by AIG Insurance. Under this program, service is available at over 23,000 nationwide repair facilities. This "health care" for your car is available in either the economy program or with complete bumper-to-bumper coverage. Consumers will be encouraged to purchase service contracts at the temporary locations, as well as through the Internet, print promotions and via telephone.

GAP (Debt Waiver) Retail Sales and Leasing

         Gap insurance is a debt waiver-product or insurance product to cover potential differentials that may arise when a vehicle has a different actual value in comparison with the current outstanding debt on the car. This debt waiver protection is designed to compensate consumers for financial disparities that may occur during the life of the financial transaction with a lending institution. Although typically used for lease transactions, the American Automotive Group product is also fashioned for retail sales. Gap insurance is backed and administrated by Portfolio Insurance Group.

Property & Causality (Collision and Liability Coverage)

         American Automotive Group intends to try and establish a fully licensed general insurance agency that will be able to do business in most states. Property and Casualty, Credit Life and other related insurance products will be available at the temporary locations, Internet or via telephone. Property and casualty insurance is backed and administrated by Rainbow Insurance Group.




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Credit Life and Disability Insurance

         This insurance product protects consumers from specific credit debt in the case of death or disability. Should a consumer fall into either of these categories, the debt will be entirely paid. In the case of disability, the debt will be paid through scheduled payments during the time the consumer is disabled. Credit life and disability insurance is backed and administrated by Portfolio Insurance Group.

Maintenance Package

         Consumers save time and money by buying a comprehensive maintenance program for their car. The package includes scheduled oil changes, lubrications; tire rotations and additional maintenance services are included in one price.

Roadside Assistance

         American Automotive Group intends to offer or contract to offer an auto club program similar to the one offered by AAA. In addition to traditional services offered by a motor club, the auto club program will make their customer data bases available for any automotive-related products and services. Consumers will access to 24-hour services for emergencies, towing, and repairs.

Leasing

         The leasing industry has changed substantially over the last few years. Manufacturers as well as lenders have backed away from a large sector of the market. This is a result of the value lenders recoup at the end of the lease in wholesale transactions. Lenders have lost a lot of money because the amount they get for a sale of a vehicle at the end of a lease is less than the new car price minus the total value of the lease. In the American Automotive Group model, we will establish strict guide-lines for limited leasing transactions. Since we will have the ability to retail the vehicles to the public, rather than in wholesale transactions the lenders utilize, we can get a higher price for the off-lease vehicles, thus minimizing potential losses incurred from vehicle liquidation for financing and leasing will be minimized by the ability to retail the vehicles to the public.

Other After-Market Products

         There is an on-going list of after-market programs and services that will be sold regionally. Traditionally products sold at point-of-sale usually generate high margin because of the ability to finance these purchases with the vehicle. Customers will be able to buy a selected group of product or services that will include; paint protection, rust-proofing, window sketch, alarm systems and many other items.

Governmental and Environmental Regulation

         American Automotive is subject to a wide range of federal, state and local laws and regulations. These laws regulate, among other things, the manner in which American Automotive conducts business, including advertising, sales, consumer lending practices, local licensing requirements and consumer protection laws. American Automotive's business also involves the use, handling and disposal of hazardous or toxic substances, including motor oil, gasoline, transmission fluid, solvents, lubricants and other materials. The business also involves the past and current operation and/or removal of aboveground and underground storage tanks containing such substances. Accordingly, American Automotive is subject to U.S. federal, state and local laws and regulations governing air and water quality and the handling, storage and disposal of hazardous or toxic substances. American Automotive believes that it does not have any material governmental or environmental liabilities and that compliance with such laws and regulations will not, individually or in the aggregate, have a material adverse effect on its results of operations or financial condition.



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Employees

         As of August 1, 2003, American Automotive Group employed a total of eight employees on a full-time basis, five of which are management, two of which are clerical and one of which is sales and marketing.

Description of Property

         Our principal executive offices are located at 7700 Irvine Center Drive, Suite 800, Irvine, California 92618 and our telephone number is (949) 753-2828. The facility consists of 500 square feet of office space, leased for $1,700 per month. The lease expires on August 31, 2003. We have signed a lease to relocate our principal executive offices to 320 Goddard Way, Suite 150, Irvine, California 92618 starting September 1, 2003. The new facility consists of 6,650 square feet of office space, leased for $10,640 per month. The lease expires on August 31, 2006.

EXECUTIVE OFFICERS

Charles M. Davis, President

         Mr. Charles M. Davis co-found American Automotive Group, Inc. in November 2001 and served as the Executive Vice President until May 2003. Since May 2003, Mr. Davis has been the President of American Automotive Group. Mr. Davis has been a Director of American Automotive Group since November 2001. Mr. Davis is currently the President and a Director of: American Membership Systems, Inc (since November 2002) and the President and a Director of Forward Area, Inc. (since January 2001), both of which are based in Irvine, California. Mr. Davis is currently a director of Global Guard Mutual Benefits, Inc., a position he has held since December 2000. Mr. Davis is also the chairman of the board of directors of CJ Davis, Inc., based in Steubenville, Ohio, a position he has held since March 1983. From January 2000 until December 2000, Mr. Davis was a freelance financial consultant. Between May 1996 and July 2000, Mr. Davis was the President and Chief Executive Officer of Driving America, based in Irvine, California. Previously, Mr. Davis was a member of management for Daewoo International and Roland Electronics. Mr. Davis received his Masters in Business Administration in 1980 from the University of Steubenville.

Charles W. Bennington, Chief Operating Officer

         Mr. Charles W. Bennington co-found American Automotive and has been the Chief Operating Officer and a Director since November 2001. Since April 2002, Mr. Bennington has been the Chief Financial Officer and a Director of Solar Tan, Inc., based in Irvine, California. Since December 2000, Mr. Bennington has been the President and a Director of Global Guard Mutual Benefits Company, based in Irvine, California. Since June 1994, Mr. Bennington has been the Chairman of the board of directors of Recreational Ventures, LLC, based in Manila, Utah. From June 1994 until December 2000, Mr. Bennington was the Chief Operating Officer and a Director of Balboa Insurance Company, Balboa Life Insurance Company, ..Meritplan Insurance Company, Newport Insurance Company, and Newport Management Company, all based in Irvine, California.




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Martin Nielson, Chief Executive Officer and Chief Financial Officer

         Mr. Martin Nielson has served as Chief Executive Officer since September 2000. Prior to joining us, Mr. Nielson was founder and CEO of UK-based NJS International, a mergers and acquisition company, which acted as the exclusive European M & A advisor to Corporate Express, completing approximately 40 acquisitions. In 1998, he founded Scandinavian Corporate Suppliers. Prior to Scandinavian Corporate Suppliers, he was founder and CEO of The Business
Superstore, an office supply & computer superstore/telesales company with private financing, grew it to $15 million in sales and merged it with the largest chain in Europe. Prior to that Mr. Nielson, was a founding executive and Vice President, Businessland, Inc., a computer & networking reseller that is listed on the NYSE listing. Prior to Businessland, he was an executive with the Gap, Inc. for 9 years. Mr. Nielson is a graduate of San Jose State University and attended San Francisco State University's graduate school of business, with concentration on operations research.

Executive Compensation

         The following table sets forth in summary form the compensation received by our Chief Executive Officer and other officers earning in excess of $100,000, for the last three fiscal years of the Company.


                                                       long-term
Name                     annual compensation           compensation awards
and                     -----------------------        -----------------------
principal                   annual                      securities underlying
position             year   salary    bonus   other     options/sars
---------            ----   ------    -----   -----    -----------------------

Martin Nielson       2002       $0     --      --          --
Chief Executive
Officer

James Kalimi         2001   $12,242    --      --          --
President            2000   $39,000    --      --          --

Related Party Transactions

         None.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)      Financial Statements of businesses acquired.

         1. Audited Financial Statements of American Automotive Group, Inc. (to be filed by amendment).


(b)      Exhibits.

         2. Agreement and Plan of Merger by and among I-Incubator.com, Inc., American Automotive Group Acquisition Corp., American Automotive Group, Inc., and the shareholders of American Automotive Group, Inc., made as of the 23th day of July, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     I-INCUBATOR.COM, INC.



Date:  August 6, 2003                                /s/Charles M. Davis
                                                     ---------------------------
                                                     Charles M. Davis,
                                                     President








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